SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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Avocent Corporation
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AVOCENT CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The 2001 Annual Meeting of Stockholders of Avocent Corporation, a Delaware corporation, will be held at the Bevill Conference Center & Hotel located on the University of Alabama at Huntsville Campus, 550 Sparkman Drive, Huntsville, Alabama 35805, on Thursday, June 14, 2001, at 10 a.m., local time, for the following purposes:

  1.
  To elect three Class I directors to serve until the annual meeting of our stockholders in 2004;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year ending December 31, 2001; and

  3.
  To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

    Only stockholders of record at the close of business on April 27, 2001 are entitled to notice of, and to vote at, the 2001 Annual Meeting of Stockholders and any adjournment or postponement thereof. A list of these stockholders is kept at the office of our transfer agent, Mellon Investor Services LLC. All stockholders are cordially invited to attend the annual meeting. However, to assure your representation at the meeting, you are urged to mark, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may also be able to submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

    Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                      By Order of the Board of Directors,

                      Samuel F. Saracino
                      Secretary

Huntsville, Alabama
April 27, 2001

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.

AVOCENT CORPORATION
4991 Corporate Drive
Huntsville, Alabama 35805

PROXY STATEMENT

Annual Meeting of Stockholders
To be held on June 14, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place

    This proxy statement is furnished to the stockholders of Avocent Corporation, a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2001 Annual Meeting of Stockholders to be held at the Bevill Conference Center & Hotel located on the University of Alabama at Huntsville Campus, 550 Sparkman Drive, Huntsville, Alabama 35805, on Thursday, June 14, 2001, at 10:00 a.m., local time, and any and all postponements or adjournments thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. These proxy solicitation materials were first mailed on or about May 9, 2001, to all stockholders entitled to vote at the annual meeting.

Purposes of the Annual Meeting

    The purposes of the annual meeting are to:

  •
  Elect three Class I directors to serve until the annual meeting of our stockholders in 2004;

  •
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year ending December 31, 2001; and

  •
  To transact such other business as may properly come before the annual meeting, or any postponement or adjournment thereof.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our corporate secretary or our transfer agent, Mellon Investor Services LLC, a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

Record Date and Share Ownership

    Stockholders of record at the close of business on April 27, 2001, the record date, are entitled to notice of, and to vote at, the annual meeting. On April 15, 2001, 44,090,627 shares of common stock, and no shares of our preferred stock, were issued and outstanding, held of record by approximately 350 stockholders. For information regarding security ownership by principal stockholders and management, see the section below entitled "Security Ownership by Principal Stockholders and Management."

Voting and Solicitation; Quorum

    Each share held as of the record date is entitled to one vote. A quorum for the transaction of business at the annual meeting requires the presence, in person or by proxy, of a majority of the votes eligible to be cast by holders of the shares of common stock issued and outstanding on the record date.

    Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes will not be counted for the purpose of determining the number of shares entitled to vote with respect to a proposal on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of the voting on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote. Abstentions will have the same effect as a vote against the proposals.

    The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials regarding the annual meeting to such beneficial owners. Certain of our directors, officers, and regular employees, without additional compensation, may also solicit proxies, personally or by telephone, telegram, or facsimile.

Stockholder Proposals for the Next Annual Meeting

    Any proposal to be presented at our next annual meeting of stockholders must be received at our offices no later than Wednesday, January 9, 2002, in order to be considered for inclusion in our proxy materials for such meeting. Any such proposals must be submitted in writing, addressed to the attention of our corporate secretary at 9911 Willows Road N.E., Redmond, Washington 98052, and must otherwise comply with our bylaws and the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

    In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by: (i) the board of directors or (ii) any stockholder entitled to vote who has delivered written notice to our corporate secretary not less than 90 days in advance of the annual meeting, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. In the event that less than 100 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our corporate secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our corporate secretary at 9911 Willows Road N.E., Redmond, Washington 98052, Attention: Corporate Secretary.

PROPOSAL ONE
ELECTION OF DIRECTORS

    Avocent was formed by the combination of Apex Inc. and Cybex Computer Products Corporation in a merger transaction that was effective July 1, 2000. Our Certificate of Incorporation provides that our board of directors shall be divided into three classes of directors, designated as Class I, Class II, and Class III. Throughout the year 2000, our board of directors consisted of six members, with two members in each of Classes I, II, and III. The merger agreement contemplated seven directors and provided that a seventh director would be nominated by the Cybex nominees on the board of directors subject to the approval of the Apex nominees on the board of directors. On April 13, 2001, our board of directors filled this vacancy by electing a seventh director as a Class I director. Upon the expiration of the term of a class of directors, nominees for that class are elected to serve for a term of three years and until their respective successors have been elected and qualified. The current terms of the Class I directors, William H. McAleer, David P. Vieau, and Doyle C. Weeks, expire upon the election and qualification of the directors to be elected at the annual meeting. Following the recommendation of our nominating committee, our board of directors has nominated Messrs. McAleer, Vieau, and Weeks for reelection to the board of directors at the annual meeting, to serve until the annual meeting of stockholders to be held in 2004. The terms of the Class II and Class III directors expire at the annual meetings of stockholders to be held in 2002 and 2003, respectively.

    Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. McAleer, Vieau, and Weeks to the board of directors. The nominees have consented to serve as our directors if elected. If, at the time of the annual meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unable, or will decline, to serve as a director.

    Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the annual meeting.

Class I Directors

    William H. McAleer, 50, has been one of our directors since July 2000, and prior to that, he served as one of Apex's directors since June 1996. Mr. McAleer is currently Managing Director of Voyager Capital, a venture firm that provides funding to private information technology companies. From 1988 through 1994, he was Vice President Finance, Chief Financial Officer, and Secretary with Aldus Corporation, a publicly held software company. Prior to joining Aldus, he was Vice President, Finance and Administration from 1987 to 1988 of Ecova Corporation and also served as a Vice President with Westin Hotels Company from 1984 through 1987.

    David P. Vieau, 51, has been one of our directors since April 2001. From September 1995 through November 2000, he was Vice President of Worldwide Business Development of American Power Conversion Corporation, a publicly-traded company that provides power protection, environmental control, and site monitoring services for the personal computer and information systems markets, and Mr. Vieau served as Vice President of Marketing of American Power Conversion from September 1991 though August 1995.

    Doyle C. Weeks, 55, has been one of our directors since July 2000, and prior to that, he served as one of Cybex's directors since 1998. Mr. Weeks has been our Executive Vice President of Group Operations and Business Development since July 2000, and prior to that, he held the same position at Cybex since August 1998. Mr. Weeks served as Senior Vice President of Finance, Chief Financial Officer, and Treasurer of Cybex from 1995 to August 1998 and as Assistant Secretary of Cybex during 1998. Prior to joining Cybex, Mr. Weeks served as Vice President of Finance, Chief Financial Officer and Treasurer of Phoenix Microsystems, Inc., which designs, manufactures, markets, and distributes telecommunication test equipment, from 1985 to 1994 and as a member of the Board of Directors of Phoenix Microsystems, Inc. during 1994.

Class II Directors

    John R. Cooper, 53, has been one of our directors since July 2000, and prior to that, he served as one of Cybex's directors since 1998. Mr. Cooper has been Vice President of Finance and Chief Financial Officer of ADTRAN, Inc., a company that designs, develops, manufacturers, markets, and services a broad range of high-speed digital transmission products utilized by telephone companies and corporate end-users to implement advanced digital data services over existing telephone networks, since 1996. Mr. Cooper was President of Sauty Group, a business consulting firm specializing in accounting and finance, from 1995 to 1996, and was a partner with Coopers & Lybrand LLP (predecessor of PricewaterhouseCoopers LLP) from 1991 to 1995.

    Edwin L. Harper, 56, has been one of our directors since July 2000, and prior to that, he served as one of Apex's directors since October 1996. From September 1999 to March 2001, Mr. Harper served as a director and as President, Chief Executive Officer, and Chief Operating Officer of Manufacturing Technology, Inc., a privately held company that manufactures slicing and dicing equipment for the thin film head, semiconductor, and optics industries. From June 1996 through December 1998, Mr. Harper served as President and Chief Executive Officer of SyQuest Technology, a computer hardware company that filed a petition under Chapter 11 of the Bankruptcy Code in November 1998. From July 1993 to June 1996, Mr. Harper was employed as President and Chief Executive Officer of ComByte, Inc., and from June 1988 to May 1993, Mr. Harper served in various capacities, including President and Chief Executive Officer, at Colorado Memory Systems, Inc. Mr. Harper is also a director of Network Associates, Inc., a network security management company.

Class III Directors

    Barry L. Harmon, 47, has been one of our directors and Senior Vice President of West Coast Operations since July 2000. From January to June 2000, he was Chief Operating Officer, Chief Financial Officer, and Treasurer of Apex, and from January 1999 through January 2000, Mr. Harmon was Vice President, Chief Financial Officer, and Treasurer of Apex. From February 1992 to January 1999, Mr. Harmon was employed at Electro Scientific Industries, Inc., a publicly-traded manufacturer of semi-conductor fabrication equipment, and served as Vice President and Chief Financial Officer from January 1994 to January 1995 and as Senior Vice President and Chief Financial Officer from January 1995 to January 1999. Prior to 1992, Mr. Harmon spent six years with Citibank Global Private Bank as a divisional controller and Chief Financial Officer. Mr. Harmon also worked for Arthur Andersen LLP for seven years, serving as an audit manager for three years.

    Stephen F. Thornton, 61, has been our Chairman of the Board since July 2000, and prior to that, he served as Chairman of the Board of Cybex since 1987. Mr. Thornton has been our President and Chief Executive Officer since July 2000, and prior to that, he held the same positions at Cybex since 1984. From 1981 to 1984, Mr. Thornton was President of Schiller Industries, an ultra precision machining, specialty cable, and laser scanning company in the aerospace industry.

Vote Required and Board of Directors' Recommendation

    The three nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. McALEER, VIEAU, AND WEEKS TO THE BOARD OF DIRECTORS.

Committees of the Board of Directors

    During the year 2000, our board of directors had two standing committees, the audit committee and the compensation committee, and on March 5, 2001, our board of directors established a standing nominating committee. The functions performed by each committee and the members of each committee are described below.

    Audit Committee.  The audit committee reviews with our independent accountants the scope, results, and costs of the annual audit and our accounting policies and financial reporting. The current members of the audit committee are John R. Cooper (Chairman), Edwin L. Harper, and William H. McAleer. Each of Messrs. Cooper, Harper, and McAleer is an "independent director" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The audit committee report is set forth below. The audit committee charter is attached as an appendix.

    Compensation Committee.  The compensation committee oversees our compensation and benefits practices and programs. The current members of the compensation committee are Edwin L. Harper (Chairman), John R. Cooper, and William H. McAleer.

    Nominating Committee.  The nominating committee reviews and recommends candidates for election to the board of directors. The current members of the nominating committee are William H. McAleer (Chairman), John R. Cooper, and Edwin L. Harper. The nominating committee accepts nominations by stockholders. See the section above entitled "Stockholder Proposals for the Next Annual Meeting" and our bylaws for the proper proposal procedures.

Board of Directors and Committee Meetings

    In connection with our formation, the board of directors met once and took action by unanimous written consent two additional times prior to the registration of our common stock with the Securities and Exchange Commission. Following the merger transaction that was effective on July 1, 2000, there were three additional meetings of the board of directors during the fiscal year ended December 31, 2000. There were two meetings of the audit committee and three meetings of the compensation committee during the fiscal year ended December 31, 2000. All directors attended all meetings of the board of directors and of the committees on which they served.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2000

    The audit committee oversees the financial reporting process of Avocent Corporation ("Avocent" or the "Company") on behalf of the Company's board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the annual report with management including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The audit committee reviewed with PricewaterhouseCoopers LLP, the Company's independent accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments about Avocent's accounting principles and the other matters required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the Company's accountants their independence from the Company and from the Company's management, and this discussion included consideration of the matters in the written disclosures required by the Independence Standards Board and the potential impact the non-audit services provided by PricewaterhouseCoopers could have on their independence.

    The audit committee discussed with PricewaterhouseCoopers the overall scope and plans for their respective audits. The audit committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting. Following the merger transaction that was effective on July 1, 2000, there were two meetings of the audit committee during the fiscal year ended December 31, 2000.

    In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The audit committee and the board of directors have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

                        AUDIT COMMITTEE
                        John R. Cooper, Chairman
                        Edwin L. Harper
                        William H. McAleer

EXECUTIVE OFFICERS

    The following table sets forth information regarding the individuals who serve as our executive officers:

Name	Age	Position
Stephen F. Thornton*	61	Chairman of the Board of Directors, Chief Executive Officer, and President
Doyle C. Weeks*	55	Executive Vice President of Group Operations and Business Development
William A. Dambrackas	57	Senior Vice President of Network Technology
R. Byron Driver	60	Senior Vice President of Operations and Chief Operating Officer
Barry L. Harmon*	47	Senior Vice President of West Coast Operations
Gary R. Johnson	51	Senior Vice President of Sales, the Americas
Kieran MacSweeney	43	Managing Director of International Operations
Victor Odryna	43	Senior Vice President of Corporate Strategic Marketing
Douglas E. Pritchett	45	Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary
Samuel F. Saracino	50	Senior Vice President of Legal and Corporate Affairs, General Counsel, and Secretary
Christopher L. Thomas	45	Senior Vice President of Engineering

*
See "Proposal One—Election of Directors" for biographies of the executive officers who are also on our board of directors.

    William A. Dambrackas has been our Senior Vice President of Network Technology since January 2001. Prior to that, he was President and Chief Executive Officer of Equinox Systems Inc., a company that designs and markets server-based communications products for remote access which Mr. Dambrackas founded in 1983 and which we acquired in January 2001.

    R. Byron Driver has been our Senior Vice President of Operations and Chief Operating Officer since July 2000. Prior to that, he held the same positions at Cybex since 1995, and was employed by Cybex in other positions since 1992. From 1985 to 1992, he was Vice President of Astrocom Corporation, a data communications company. From 1982 to 1985, Mr. Driver was Vice President of Complexx Systems, Inc., which was acquired by Astrocom Corporation in 1985.

    Gary R. Johnson has been our Senior Vice President of Sales, the Americas, since July 2000. Prior to that, he was Senior Vice President of Sales and Marketing of Cybex since April 1997, and was Vice President of Sales Channel Development of Cybex from March 1996 to March 1997. From May 1986 to February 1996, he was the owner of Sales and Marketing Solutions, Inc., a consulting firm specializing in product marketing and establishing distribution channels.

    Kieran MacSweeney has been our Managing Director of International Operations since July 2000. Prior to that, he was Managing Director of International Operations of Cybex since joining Cybex in

October 1996. From January 1992 to October 1996, Mr. MacSweeney was General Manager of the European distribution facility of Maidenform International Ltd., a maker of women's apparel.

    Victor Odryna has been our Senior Vice President of Corporate Strategic Marketing since July 2000. Prior to that, he was Senior Vice President of Corporate Strategic Marketing for Cybex since March 2000. Mr. Odryna was founder and Chief Executive Officer of PixelVision Technology Inc, a maker of display products, from 1991 through October of 1999 when Cybex acquired PixelVision. From 1989 to 1991, Mr. Odryna served as Senior Consulting Engineer for Graphics and Display Technology at Hewlett-Packard Corporation, a developer and producer of engineering workstations. From 1983 to 1989 he was employed by Apollo Computer, which was acquired by Hewlett-Packard.

    Douglas E. Pritchett has been our Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary since July 2000. Prior to that, he held the same positions at Cybex since September 1998. Prior to joining Cybex as an executive officer, Mr. Pritchett was Chief Financial Officer of Barber Dairies, Inc., a regional dairy, from 1992 to 1998 and a partner with Coopers & Lybrand L.L.P. (predecessor of PricewaterhouseCoopers LLP) from 1987 to 1992.

    Samuel F. Saracino has been our Senior Vice President of Legal and Corporate Affairs, General Counsel, and Secretary since July 2000. Prior to that, he was Vice President of Business Development and General Counsel of Apex since February 1998 and Secretary of Apex since March 1998. From January 1984 to February 1998, Mr. Saracino was a partner at the law firm of Davis Wright Tremaine LLP.

    Christopher L. Thomas has been our Senior Vice President of Engineering since July 2000. Prior to that, he served as Engineering Product Manager for Cybex from February 1995 to March 1996, Vice President of Engineering of Cybex from March 1996 to April 1997, and served as Senior Vice President of Engineering of Cybex from April 1997 through June 2000. Prior to joining Cybex, Mr. Thomas served from 1993 to 1995 as Vice President of Technology for Max Vision, a company specializing in medical imaging systems. Mr. Thomas was employed by Intergraph, a graphics workstations company, from 1978 to 1993.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows:

  •
  the compensation earned by our Chief Executive Officer during the last completed fiscal year;

  •
  the compensation earned by the four other most highly compensated individuals who served as executive officers during the last completed fiscal year; and

  •
  the compensation received by each such individual for the two preceding fiscal years.

    On July 1, 2000, the stockholders of Cybex Computer Products Corporation and Apex Inc. approved a merger, resulting in the formation of Avocent. In the merger, holders of Apex's common stock received 1.0905 shares of Avocent common stock for each share they owned, and holders of Cybex's common stock received one share of Avocent common stock for each share they owned. For ease of comparison, in the following table, and wherever applicable throughout this proxy statement, the number and price of shares have been converted to reflect the exchange ratio resulting from the merger.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Number of Securities Underlying Options(3)
Other Compensation(4)
Name & Principal Position	Year(1)	Salary		Bonus(2)
Stephen F. Thornton President and Chief Executive Officer	2000 1999 1998	$ $ $	325,000 233,754 180,011	$ $ $	214,813 251,226 61,452	255,000 45,000 67,500	$ $ $	2,703 2,848 2,503
Doyle C. Weeks Executive Vice President of Group Operations and Business Development	2000 1999 1998	$ $ $	231,250 165,214 130,643	$ $ $	151,925 176,430 53,325	225,000 37,500 68,593	$ $ $	5,349 4,537 2,498
Barry L. Harmon Senior Vice President of West Coast Operations	2000 1999 1998	$ $	245,000 186,538 —	$ $	133,892 75,000 —	100,000 81,788 327,150	$ $	8,500 15,092 —
Samuel F. Saracino Senior Vice President of Legal and Corporate Affairs, General Counsel, and Secretary	2000 1999 1998	$ $ $	214,000 196,145 157,296	$ $ $	127,165 50,000 66,828	100,000 81,788 327,150	$ $ $	8,500 8,000 2,577
Douglas E. Pritchett Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary	2000 1999 1998	$ $ $	198,750 142,195 39,363	$ $ $	130,230 35,504 15,796	220,000 22,250 56,250	$ $ $	3,242 1,850 187

(1)
Messrs. Thornton, Weeks, and Pritchett were previously executive officers of Cybex and became executive officers of Avocent upon the merger. Similarly, Messrs. Harmon and Saracino were previously executive officers of Apex and became executive officers of Avocent upon the merger.

  Cybex's fiscal year ended on March 31, while Apex's ended on December 31. As a result, the compensation amounts in this table are calculated as follows:

  For the year 2000, the compensation for Messrs. Thornton, Weeks, and Pritchett is calculated based on (i) 25% of the compensation earned by each of them during Cybex's fiscal year ended March 31, 2000, plus (ii) the compensation earned by them from Cybex prior to the merger during the period April 1 through June 30, 2000, plus (iii) the compensation earned by them after the merger during Avocent's fiscal year ended December 31, 2000. For the year 2000, the compensation for Messrs. Harmon and Saracino is calculated based on (i) the compensation earned by them from Apex prior to the merger during the period January 1 through June 30, 2000, plus (ii) the compensation earned by them after the merger during Avocent's fiscal year ended December 31, 2000.

  For the year 1999, the compensation for Messrs. Thornton and Weeks is calculated based on (i) 75% of the compensation earned by them during Cybex's fiscal year ended March 31, 2000, plus (ii) 25% of the compensation earned by them during Cybex's fiscal year ended March 31, 1999. For the year 1999, the compensation for Mr. Pritchett is calculated based on (i) 75% of the compensation earned by him during Cybex's fiscal year ended March 31, 2000, plus (ii) 43% of the compensation earned by him during Cybex's fiscal year ended March 31, 1999 since Mr. Pritchett joined Cybex in September 1998 midway through Cybex's fiscal year ended March 31, 1999. For the year 1999, the compensation for Messrs. Harmon and Saracino is calculated based on the compensation earned by them during Apex's fiscal year ended December 31, 1999.

  For the year 1998, the compensation for Messrs. Thornton and Weeks is calculated based on (i) 75% of the compensation earned of them during Cybex's fiscal year ended March 31, 1999, plus (ii) 25% of the compensation earned by them during Cybex's fiscal year ended March 31, 1998. For the year 1998, the compensation for Mr. Pritchett is calculated based on (i) 57% of the compensation earned of him during Cybex's fiscal year ended March 31, 1999 since Mr. Pritchett joined Cybex in September 1998 midway through Cybex's fiscal year ended March 31, 1999. For the year 1998, the compensation for Mr. Saracino is calculated based on the compensation earned by him during Apex's fiscal year ended December 31, 1998. Mr. Harmon did not receive a salary during Apex's fiscal year ended December 31, 1998.

(2)
The amounts listed in this column include bonuses earned in the indicated year and paid in the subsequent year. The amounts exclude bonuses paid in the indicated year but earned in a prior year.

(3)
The amounts listed in this column with respect to Messrs. Thornton, Weeks, and Pritchett represent the number of securities underlying options after taking into account the 3-for-2 stock splits effected by Cybex before the merger on April 28, 1998, December 15, 1998, and February 18, 2000, as 50% stock dividends. The amounts listed in this column with respect to Messrs. Harmon and Saracino represent the number of securities underlying options after taking into account the 1.0905 exchange ratio resulting from the merger and the 3-for-2 stock split effected by Apex before the merger on March 4, 1999, as a 50% stock dividend.

(4)
The amounts listed in this column are itemized as follows:

  For the years 2000, 1999, and 1998, Mr. Thornton received $2,703, $2,848, and $2,503, respectively, in employer contributions to Cybex's 401(k) Retirement Plan.

  For the years 2000, 1999, and 1998, Mr. Weeks received $5,349, $4,537, and $2,498, respectively, in employer contributions to Cybex's 401(k) Retirement Plan.

  For the year 2000, Mr. Harmon received $8,500 in employer contributions to Apex's 401(k) Retirement Plan. For the year 1999, Mr. Harmon received $2,692 in employer contributions to Apex's 401(k) Retirement Plan, and moving expense reimbursement of $12,400.

  For the years 2000, 1999, and 1998, Mr. Saracino received $8,500, $8,000, and $2,577, respectively, in employer contributions to Apex's 401(k) Retirement Plan.

  For the years 2000, 1999, and 1998, Mr. Pritchett received $3,242, $1,850, and $187, respectively, in employer contributions to Cybex's 401(k) Retirement Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information with respect to stock options granted to the executive officers named in the Summary Compensation Table in the last completed fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

		Individual Grants(2)
		Percent of Total Options Granted To Employees in Fiscal Year (%)(4)
	Number of Securities Underlying Options Granted
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
			Exercise Price ($/sh)(5)	Expiration Date
Name(1)					5%		10%
Stephen F. Thornton	30,000 225,000	1.18% 8.84%	26.94 52.44	5/2/2010 9/18/2010	$ $	508,225 7,419,974	$ $	1,287,943 18,803,671
Doyle C. Weeks	25,000 200,000	0.98% 7.85%	26.94 52.44	5/2/2010 9/18/2010	$ $	423,521 6,595,532	$ $	1,073,286 16,714,374
Barry L. Harmon	100,000	3.93%	52.44	9/18/2010		$3,297,766		$8,357,187
Samuel F. Saracino	100,000	3.93%	52.44	9/18/2010		$3,297,766		$8,357,187
Douglas E. Pritchett	20,000 200,000	0.79% 7.85%	26.94 52.44	5/2/2010 9/18/2010	$ $	338,817 6,595,532	$ $	858,629 16,714,374

(1)
Messrs. Thornton, Weeks, and Pritchett were previously executive officers of Cybex and upon the merger, they became executive officers of Avocent. Messrs. Harmon and Saracino were previously executive officers of Apex and upon the merger, they became executive officers of Avocent. The information provided in this table for Messrs. Thornton, Weeks, and Pritchett is based on information pertaining to (i) options granted to them by Cybex prior to the merger during the period January 1 through June 30, 2000 and (ii) options granted to them by Avocent during the fiscal year ended December 31, 2000. Messrs. Harmon and Saracino did not receive any option grants from Apex prior to the merger during the period January 1 through June 30, 2000, and the information provided in this table for them is based on information pertaining to options granted to them by Avocent during the fiscal year ended December 31, 2000.

(2)
No stock appreciation rights were granted to executive officers in our last completed fiscal year.

(3)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of our common stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)
The percentages listed in this column are based on stock options to purchase 2,546,685 shares granted to employees during the year 2000 by both Apex and Cybex prior to the merger and by us after the merger.

(5)
The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to stock options exercised by the executive officers named in the Summary Compensation Table during the last completed fiscal year. In addition, the table sets forth the number of shares covered by stock options as of the last completed fiscal year, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the last completed fiscal year.

Name(1)	Shares Number of Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable(3)	Value of Unexercised In-The-Money Options at Fiscal Year End Exercisable/Unexercisable(4)
Stephen F. Thornton	—	—	114,027/325,875	$2,058,492/$1,369,801
Doyle C. Weeks	59,943	$2,031,012	54,688/305,155	$950,498/$1,452,538
Barry L. Harmon	27,263	$677,604	204,468/277,208	$2,703,452/$1,967,919
Samuel F. Saracino	168,551	$5,843,145	109,525/209,052	$1,457,082/$1,450,618
Douglas E. Pritchett	—	—	33,750/265,000	$573,750/$ 777,500

(1)
Messrs. Thornton, Weeks, and Pritchett were previously executive officers of Cybex, and upon the merger, they became executive officers of Avocent. Messrs. Harmon and Saracino were previously executive officers of Apex, and upon the merger, they became executive officers of Avocent. The information provided in this table for Messrs. Thornton, Weeks, and Pritchett is based on any options exercised by them during the year 2000 (i) pertaining to Cybex during the period prior to the merger and (ii) pertaining to Avocent for the period subsequent to the merger. The information provided in this table for Messrs. Harmon and Saracino is based on any options exercised by them during the year 2000 (i) pertaining to Apex during the period prior to the merger and (ii) pertaining to Avocent for the period subsequent to the merger.

(2)
The amounts listed in this column are calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of common stock on the date of exercise, and do not necessarily indicate that the optionee sold such stock.

(3)
With respect to Messrs. Harmon and Saracino, the amounts listed in this column represent the number of securities underlying unexercised options taking into account the 1.0905 exchange ratio resulting from the merger.

(4)
The amounts listed in this column are calculated based on the $27.00 closing price of the shares on December 29, 2000, the last day of trading for the fiscal year ended December 31, 2000, as reported on The Nasdaq National Market, less the exercise price of the options.

COMPENSATION OF DIRECTORS

    We currently pay our outside, non-executive directors an annual cash fee of $19,000 for their service on the board of directors and its committees. The board of directors has discretion to grant options to directors under our option plans.

    Messrs. Cooper, Harper, and McAleer each received compensation of $8,500 for their services as directors during our fiscal year ended December 31, 2000. For the period January 1 through June 30, 2000 prior to the merger, Mr. Cooper received $5,000 for his services as a director of Cybex during that period. For the period January 1 through June 30, 2000 prior to the merger, Messrs. Harper and McAleer each received $7,500 for their services as directors of Apex during that period.

    During the fiscal year ended December 31, 2000, Messrs. Harper and McAleer each received options to purchase 20,000 shares of our common stock at an exercise price of $52.44. These options vest pro rata over twenty-four (24) months commencing October 2000. During the fiscal year ended December 31, 2000, Mr. Cooper received options to purchase 40,000 shares of our common stock at an exercise price of $52.44, which vest pro rata over twenty-four (24) months commencing October 2000. In addition, during the period from January 1 through June 30, 2000, prior to the merger, Mr. Cooper also received options to purchase 3,750 shares of Cybex's common stock at $30.38 per share, taking into account a 3-for-2 stock split effected by Cybex on February 18, 2000. Mr. Cooper's options vested immediately on the date of grant.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

    We have entered into amended and restated employment agreements with certain of our executive officers, including each of those executive officers named in the Summary Compensation Table. Under each agreement, the employee receives an annual base salary, subject to annual increases at the discretion of the compensation committee of the board of directors not less than the annual cost of living increase percentage, and is entitled to receive an annual bonus at the discretion of the compensation committee based on our performance and the performance of the executive officer and to participate in stock option plans and all other benefit programs generally available to our executive officers.

    Under the terms of the employment agreements, our executive officers have also agreed that during the term of their employment and for a term of twelve (12) months thereafter, they will not compete against us, without our prior written consent, by engaging in any capacity in any business activity in the United States, Canada, or Europe that is substantially similar to or in direct competition with our business, except that Stephen F. Thornton, our Chief Executive Officer, has agreed not to compete against us during the term of his employment and for a term of thirty-six (36) months thereafter in exchange for a $400,000 cash payment.

    Under the terms of the employment agreements, we may terminate an executive officer's employment for "cause," which includes termination by reason of acts of (i) willful dishonesty, fraud, or deliberate injury or attempted injury to us or (ii) the executive officer's willful material breach of the employment agreement that has resulted in material injury to us, in which event, the executive shall receive accrued salary, earned bonus, and other benefits through the date of termination but not including severance compensation. If a participating executive officer is terminated by us without cause, he is entitled to receive his accrued salary, earned bonus, and other benefits through the date of termination, including severance compensation.

    Severance compensation is generally equal to the executive officer's base salary at the rate payable at the time of termination for a period of twelve (12) months following the date of termination and an amount equal to the executive officer's average annual bonus during the two years immediately preceding his termination. However, Mr. Thornton is entitled to his base salary for a period of twenty-four (24) months after the date of termination, and Doyle C. Weeks is entitled to his base salary for a period of eighteen (18) months after the date of termination. At the executive officer's election, he may receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day Treasury bill interest rate in effect on the date of delivery of such election notice). Severance compensation also entitles executive officers, upon termination without cause, to accelerate vesting of any award granted under Avocent's, Apex's, or Cybex's stock option plans and continuation of medical plan benefits for a period of twelve (12) months after the date of termination.

    If a "change-in-control" occurs and the executive officer terminates his employment within six (6) months or we terminate his employment within eighteen (18) months, the executive officer is immediately entitled to receive accrued salary, earned bonus, and other benefits through the date of termination, including the severance compensation described above. Executive officers are not entitled to severance compensation for voluntary termination or termination by reason of the executive officer's death or disability.

    Under the terms of the employment agreements, we agree to indemnify each executive officer for certain liabilities arising from actions taken by the executive officer within the scope of his employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation committee is responsible for establishing and monitoring the general compensation policies and compensation plans of Avocent Corporation ("Avocent" or the "Company"), as well as the specific compensation levels for executive officers. It also makes recommendations to the board of directors concerning the granting of options under the Avocent Corporation 2000 Stock Option Plan. Stephen F. Thornton, the President, Chief Executive Officer, and Chairman of the Board, will generally participate in all discussions and decisions regarding salaries and incentive compensation for employees, except that he will be excluded from discussions regarding his own salary and incentive compensation.

    General Compensation Policy.  Under the supervision of the board of directors, Avocent's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the board of directors to have a portion of each executive's compensation contingent upon Avocent's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) annual base salary; (ii) annual bonus based on the achievement of certain performance goals established for Avocent and for the executive officer; and (iii) stock-based benefit plans that are designed to strengthen the mutuality of interests between the executive officers and Avocent's stockholders.

    The summary below describes in more detail the factors that the board of directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

    Base Salary.  The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with Avocent for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Avocent's performance does not play a significant role in the determination of base salary.

    Bonuses.  Bonuses are awarded by the compensation committee based on objective and subjective standards. In awarding executive bonuses, the compensation committee considers Avocent's success in achieving specific financial goals and objectives, including revenue growth and earnings growth, and each executive's success in achieving certain individual goals and objectives.

    Stock-Based Benefit Plans.  Avocent utilizes stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards by the board of directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of Avocent's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations. In addition, the board of directors has established certain general guidelines in making option grants to executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position in the Company and his or her existing holdings of unvested options. However, the board of directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

    Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the common stock appreciates over the option term.

    Compensation of the Chief Executive Officer.  Mr. Thornton has served as President and Chief Executive Officer of Avocent since July 1, 2000, when Avocent was formed in the merger transaction between Apex and Cybex. Before the merger, Mr. Thornton was the President and Chief Executive Officer of Cybex. In May 2000, prior to the merger, the Cybex compensation committee increased Mr. Thornton's base salary from $250,000 to $275,000, approved a bonus to Mr. Thornton of $317,650 for Cybex's fiscal year ended March 31, 2000, which was approximately 127% of his base salary and in accordance with Cybex's bonus program for senior executive officers adopted by Cybex's compensation committee, and awarded Mr. Thornton options to purchase 30,000 shares of Avocent common stock at $26.94 per share which vest over a three year period. Following the merger, Avocent engaged William M. Mercer, Incorporated to perform a competitive market assessment and evaluation of the Company's executive compensation policies, including those relating to President and Chief Executive Officer, and to recommend an executive compensation philosophy and guidelines. Upon completion of that study and following deliberation by the compensation committee, Mr. Thornton's base salary was increased from $275,000 to $350,000, effective as of July 1, 2000. In addition, Mr. Thornton was awarded a cash bonus of $30,250 reflecting Cybex's performance through June 2000, and Mr. Thornton was awarded options to purchase 225,000 shares of common stock at $52.44 per share which vest over a four year period. In March 2001, Mr. Thornton was awarded an incentive cash bonus of $105,000 for meeting certain corporate financial performance targets in the fiscal year ended December 31, 2000.

    Deductibility of Executive Compensation.  The compensation committee has considered the impact of Section 162(m) of the Code, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by Avocent to each of these executive officers is expected to be below $1 million and the compensation committee believes that options granted under the 2000 Plan to such officers and shares purchased under the Avocent Corporation 2000 Employee Stock Purchase Plan by such officers will meet the requirements for qualifying as performance-based, the compensation committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of executive officers. It is the compensation committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Avocent may, from time to time, pay compensation to executive officers that may not be deductible.

                        COMPENSATION COMMITTEE
                        Edwin L. Harper, Chairman
                        John R. Cooper
                        William H. McAleer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of our compensation committee or executive officer of Avocent has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return data for our common stock to the cumulative return of (i) the NASDAQ US Index and (ii) the NASDAQ Computer Index for the period beginning July 3, 2000, the date our common stock was first traded, and ending on April 15, 2001, the most recent date for which data is available. The graph assumes that $100 was invested on July 3, 2000. The graph further assumes that such amount was initially invested in our common stock at a per share price of $44.25, the price at which such stock was first publicly traded, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

    The information contained above under the captions "Audit Committee Report for the year Ended December 31, 2000," "Compensation Committee Report on Executive Compensation," and "Stock Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The table below indicates the number of shares of our common stock beneficially owned as of April 15, 2001 by: (i) each person or entity known to be the beneficial owner of more than 5% of our outstanding stock; (ii) each of the executive officers listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned, subject to community property laws where applicable. Ownership information is based upon information furnished by the respective individuals.

Name and Address of Beneficial Owner(1)	Number of Shares Owned Beneficially	Percentage of Shares Owned Beneficially
Alliance Capital Management L.P.(2) 1290 Avenue of the Americas New York, NY 10104	2,869,118	6.51
J. & W. Seligman & Co., Inc.(3) 100 Park Avenue, Eighth Floor New York, NY 10006	2,607,421	5.91
Stephen F. Thornton(4)	1,107,170	2.5
Doyle C. Weeks(5)	137,163	*
Barry L. Harmon(6)	260,361	*
Samuel F. Saracino(7)	167,054	*
Douglas E. Pritchett(8)	91,050	*
John R. Cooper(9)	27,958	*
Edwin L. Harper(10)	57,190	*
William H. McAleer(11)	46,421	*
David P. Vieau(12)	2,500	*
All executive officers and directors as a group (15 persons)(13)	2,568,139	5.64

*  Less than one percent.

(1)
Unless otherwise indicated, each person or entity named below has an address in care of our principal executive offices located at 4991 Corporate Drive, Huntsville, Alabama 35805. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding the options but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. The numbers reflected in the percentage ownership columns are based on 44,090,627 shares of our common stock outstanding.
(2)
As of February 21, 2001, based on a Schedule 13G/A filed with the Securities and Exchange Commission.
(3)
As of February 1, 2001, based on a Schedule 13G filed with the Securities and Exchange Commission.
(4)
Includes (i) 492,599 shares owned directly by Mr. Thornton; (ii) 178,794 shares owned by his spouse; (iii) 239,250 shares held by the Thornton Family Limited Partnership, of which Mr. Thornton is a general partner and as to which he may be deemed to share voting and investment power; and (iv) 196,527 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(5)
Includes 133,782 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(6)
Includes 260,361 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.

(7)
Includes 165,419 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(8)
Includes (i) 3,900 shares owned directly by Mr. Pritchett; (ii) 800 shares held by his minor child; (iii) 6,975 shares held by him in his Individual Retirement Account; and (iv) 79,375 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(9)
Includes (i) 1,500 shares held by Mr. Cooper in his Individual Retirement Account; and (ii) 26,458 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(10)
Includes 37,561 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(11)
Includes 45,924 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(12)
Includes 2,500 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001.
(13)
Includes (i) 1,430,752 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2001; (ii) 168 shares held by the spouse of R. Byron Driver, Senior Vice President of Operations of the Company; and (iii) 5,000 shares held by the spouse of Gary R. Johnson, Senior Vice President of Sales, the Americas.

PROPOSAL TWO
TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2001

    The board of directors has appointed the firm of PricewaterhouseCoopers LLP to conduct an audit in accordance with generally accepted auditing standards of our financial statements for the fiscal year ending December 31, 2001. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. PricewaterhouseCoopers has represented to us that neither the firm nor any of the partners has any direct financial interest in us. This appointment is being submitted for ratification at the meeting. If not ratified, the board of directors will reconsider this appointment, although the board of directors will not be required to appoint different independent accountants. PricewaterhouseCoopers LLP has served as our independent accountants since July 2000.

Vote Required and Board of Director's Recommendation

    The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001, AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS APPOINTMENT.

Fees Billed to Us by PricewaterhouseCoopers during Fiscal 2000

Audit Fees:

    Fees for the 2000 fiscal year audit by PricewaterhouseCoopers LLP of our annual financial statements and their review of the financial statements included in our quarterly reports on Form 10-Q totaled $206,175. The amount billed by PricewaterhouseCoopers at December 31, 2000 was $91,175.

Financial Information Systems Design and Implementation Fees:

    We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees:

    Fees billed to us by PricewaterhouseCoopers LLP during our 2000 fiscal year for all other non-audit services rendered to us, including transaction and tax related services, totaled $573,693. The audit committee has determined that the non-audit services provided to us by PricewaterhouseCoopers are compatible with the maintenance of their independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and ten-percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

    Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 2000, our directors, executive officers, and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

Certain Relationships and Related Transactions

    There was not during fiscal 2000, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, or holders of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described where required in "Employment Contracts and Severance Agreements."

OTHER INFORMATION

    Our 2000 Annual Report for the fiscal year ended December 31, 2000 will be mailed to the stockholders of record as of April 27, 2001 together with the mailing of this proxy statement. Stockholders who do not receive a copy of the 2000 Annual Report with their proxy statement may obtain a copy by writing to or calling Samuel F. Saracino, Secretary, Avocent Corporation, 9911 Willows Road N.E., Redmond, Washington 98052. His telephone number is (425) 861-5858.

OTHER MATTERS

    We know of no other matters to be submitted for consideration by the stockholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel F. Saracino Secretary

Huntsville, Alabama
April 27, 2001

ANNEX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
AVOCENT CORPORATION

CHARTER

1.
PURPOSE

    The primary function of the Audit Committee (the "Committee") of the Board of Directors of Avocent Corporation (the "Company") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the public or any governmental body; the Company's systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; and the Company's auditing, accounting, and financial reporting processes generally. Consistent with this function, the Committee will encourage continuous improvement of, and will foster adherence to, the Company's policies, procedures and practices at all levels.

    The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section 5 of this Charter.

2.
COMPOSITION

    The members of the Committee will be elected by the Board and will serve as long as they remain an independent member of the Board, or until they resign or are removed by the Board and their successors are duly elected and qualified. Unless a chairman of the Committee (the "Chair") is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. On or before June 14, 2001, the Committee will consist of three or more directors as determined by the Board, each of whom must be an "independent" director and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee will be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The following persons will not be considered "independent":

  •
  a director who has been employed by the Company or any of its affiliates for the current year or any of the past three years;

  •
  a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;

  •
  a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  •
  a director who is employed as an executive officer of another entity where any of the Company's executives serve on such entity's compensation committee.

    Notwithstanding the preceding paragraph, the Board may appoint to the Committee one director who is not "independent" and is not a current employee or an immediate family member of any current employee of the Company if the Board: (a) determines that membership on the Committee by the individual is required in the best interests of the Company and its stockholders; and (b) discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

3.
QUALIFICATIONS

    All members of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and at least one member of the Committee must have accounting or related financial management expertise, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

4.
MEETINGS

    The Committee will meet at least four times annually. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditing department* and the outside auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the outside auditors and management quarterly to review the Company's financials, consistent with Section 5 below.

5.
RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Committee will:

  1.
  Document/Report Review

  1.
  Review this Charter at least annually and update, as necessary.

  2.
  Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the outside auditors.

  3.
  Review the regular internal reports to management prepared by the internal auditing department* and management's response.

  4.
  Review with financial management and the outside auditors each Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  5.
  Review a formal written statement submitted by the outside auditors to the Company at least annually which delineates all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard 1.

  2.
  Outside Auditors

  1.
  Recommend to the Board of Directors the selection of the outside auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the outside auditors. On an annual basis, the Committee should review and discuss with the outside auditors all disclosed relationships the outside auditors have with the Company to determine the outside auditors' objectivity and independence, consistent with Independence Standards Board Standard 1.

  2.
  Review and evaluate the performance of the outside auditors, when circumstances warrant, recommend to the Board any proposed discharge of the outside auditors and nominate outside auditors for stockholder approval in any proxy statement. The outside auditors will be accountable to the Board and the Committee, as representatives of the stockholders of the Company.

    3.
    Periodically consult with the outside auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

  3.
  Financial Reporting Processes

  1.
  In consultation with the outside auditors and the internal auditors*, review the integrity of the Company's internal and external financial reporting processes.

  2.
  Consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3.
  Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the outside auditors, management, or the internal auditing department*.

  4.
  Process Improvement

  1.
  Establish regular and separate systems of reporting to the Committee by each of management, the outside auditors and the internal auditors* regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2.
  Following completion of the annual audit, review separately with each of management, the outside auditors and the internal auditing department* any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3.
  Review any significant disagreement between management and the outside auditors or the internal auditing department* in connection with the preparation of the financial statements.

  4.
  Review with the outside auditors, the internal auditing department* and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

  5.
  Legal Compliance

  1.
  Ensure that management has the proper review system in place to ensure that the financial statements, reports and other financial information of the Company which are disseminated to the public or any governmental organization satisfy all legal requirements.

  2.
  Review activities, organizational structure, and qualifications of the internal audit department*.

  3.
  Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

  4.
  Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

*
At the time of adoption of this Charter, the Company does not have an Internal Auditing Department. The inclusion in this Charter of language concerning potential functions is not intended to indicate that such a department will be created. Rather, the language is intended to clarify the Committee's relationship with this department should it be established by the Board of Directors.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AVOCENT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2001

    The undersigned stockholder(s) of AVOCENT CORPORATION, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 9, 2001, and hereby appoints Stephen F. Thornton, Samuel F. Saracino, and Douglas E. Pritchett, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of AVOCENT CORPORATION to be held on Thursday, June 14, 2001, at 10:00 a.m., local time, at the Bevill Conference Center & Hotel located on the University of Alabama at Huntsville Campus, 550 Sparkman Drive, Huntsville, Alabama 35805, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS BOX ON THE REVERSE SIDE

(Continued and to be signed on reverse side)

- FOLD AND DETACH HERE -

[LOGO OF AVOCENT]
ANNUAL MEETING OF STOCKHOLDERS

JUNE 14, 2001
10:00 a.m.

Bevill Conference Center & Hotel
University of Alabama at Huntsville Campus
550 Sparkman Drive
Huntsville, Alabama 35805

YOUR VOTE IS IMPORTANT!

Please mark your votes as indicated in this example	/x/

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.

			VOTE FOR ALL NOMINEES (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees
1.	ELECTION OF DIRECTORS
	Nominees:	William H. McAleer (Class I director) David P. Vieau (Class I director) Doyle C. Weeks (Class I director)	/ /	/ /
If you wish to withhold authority to vote for any individual nominee, write the nominee's name on the line below

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.	FOR / /	AGAINST / /	ABSTAIN / /

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

I PLAN TO ATTEND THE MEETING	/ /
COMMENT/ADDRESS CHANGE Please mark this if you have written Comments/address on the reverse side	/ /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature(s)	Date:	, 2001

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-FOLD AND DETACH HERE -

YOUR VOTE IS IMPORTANT!

THANK YOU FOR VOTING.